EXHIBIT 4.1

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) TEN COM — as tenants in common TEN ENT- as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE. OR ASSIGNEE) Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. ***FOR MEDALLION GUARANTEE USE ONLY*** NOTICE OF SIGNATURE GUARANTEE: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE FINANCIAL INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION GUARANTEE PROGRAM PURSUANT TO SEC RULE 17AD-15. APPROVED PROGRAMS INCLUDE: New York Stock Exchange, Inc. Medallion Signature Program; Stock Exchanges Medallion Program; Securities Transfer Agents Medallion Program